SECOND AMENDMENT
                              TO THE BLACK & DECKER
                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN
                      ------------------------------------

     Pursuant to the powers of amendment reserved under Section 9.1 of The Black

& Decker Supplemental  Retirement Savings Plan (the "Plan"),  The Black & Decker

Corporation (the "Company"),  hereby amends the Plan as follows, effective as of

January 1, 1998.

                                  FIRST CHANGE
                                  ------------

     Section  3.2 of the Plan is amended by the  addition of the  following  new paragraph as the penultimate paragraph of that Section:

     In addition, in accordance with rules and subject to limitations established by the Committee, an Eligible Employee may elect to defer the receipt of all or any portion of other incentive compensation designated by the Committee that is payable to the Eligible Employee by an Employer. Such election shall be made on such form or forms as determined by the Plan Manager and shall be made prior to the time such incentive compensation has been earned by the Eligible Employee and the Eligible Employee shall become a Participant upon making such election. Incentive compensation deferrals shall be deductible from the incentive compensation otherwise payable to the deferring Participant, and shall be credited to the Account of the deferring Participant.

                                  SECOND CHANGE
                                  -------------

     The final  paragraph of Section 3.2 of the Plan is amended by inserting the phrase "and other incentive compensation deferrals" at the end of subsection (a)

thereof.

                                  THIRD CHANGE
                                  ------------

     Article 3 of the Plan is amended by the addition of the  following as a new

Section 3.3 thereunder:

          3.3. DEFERRALS UNDER OTHER PLANS OR ARRANGEMENTS. In accordance with rules and subject to limitations established by the Committee, amounts credited for the benefit of an Eligible Employee under other deferred compensation plans or arrangements of an Employer as designated by the Committee may be
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     transferred to this Plan. Prior to any such transfer, the Eligible Employee must complete such form or forms as determined by the Plan Manager. Upon being transferred to this Plan, such amounts shall be credited to the Account of such Eligible Employee as a Participant under this Plan, and shall be administered in accordance with the provisions of this Plan.

     The Plan,  as amended  by the  foregoing  change,  is hereby  ratified  and confirmed in all respects.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers on this 16th day of July, 1998.

WITNESS/ATTEST:                             THE BLACK & DECKER CORPORATION

/s/LOWELL R. BOWEN                          By: /s/LEN STROM
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